EXHIBIT 99.1

Contact: Brian Turner Chief Financial Officer 425-943-8000

Media Contact: Marci Maule Director Public Relations 425-943-8277

COINSTAR ANNOUNCES SECOND QUARTER 2007 RESULTS

BELLEVUE, Wash.—August 2, 2007—Coinstar, Inc. (NASDAQ: CSTR) today announced results for the three months ended June 30, 2007.

Highlights for the three months ended June 30, 2007, were as follows:

Revenue	$137.4	million
EBITDA	$27.9	million	(see Appendix A)
Free Cash Flow	$(1.0)	million	(see Appendix A)
Adjusted earnings per fully taxed, fully diluted share	$0.21		(see reconciliation below)
Net Income	$3.3	million

Highlights for the six months ended June 30, 2007, were as follows:

Revenue	$269.7	million
EBITDA	$54.7	million	(see Appendix A)
Free Cash Flow	$2.6	million	(see Appendix A)
Adjusted earnings per fully taxed, fully diluted share	$0.37		(see reconciliation below)
Net Income	$5.9	million

Included in GAAP net income for the second quarter of 2007 were certain non-cash charges including $1.8 million in amortization of intangible assets, $1.6 million in non-cash stock based compensation, and $0.9 million related to the Company’s portion of non-cash losses associated with investments in DVD kiosk companies and amortization of financing fees. Excluding these items, net of taxes, Coinstar reported adjusted net income of $5.8 million.

A reconciliation of GAAP earnings per share to adjusted earnings per share for the three months ended June 30, 2007, is as follows:

Three Months Ended June 30, 2007
GAAP fully taxed, fully diluted earnings	$0.12
Amortization of intangibles, net of tax	0.04
Stock based compensation expense, net of tax	0.04
Non-cash losses in investments in DVD kiosk companies and amortization of financing fees, net of tax	0.01

Adjusted fully taxed, fully diluted earnings	$0.21

Included in GAAP net income for the first half of 2007 were certain non-cash charges including $3.6 million in amortization of intangible assets, $3.3 million in non-cash stock based compensation, and $1.1 million related to the Company’s portion of non-cash losses associated with investments in DVD kiosk companies and amortization of financing fees. Excluding these items, net of taxes, Coinstar reported adjusted net income of $10.4 million.

A reconciliation of GAAP earnings per share to adjusted earnings per share for the six months ended June 30, 2007, is as follows:

Six Months Ended June 30, 2007
GAAP fully taxed, fully diluted earnings	$0.21
Amortization of intangibles, net of tax	0.07
Stock based compensation expense, net of tax	0.07
Non-cash losses in investments in DVD kiosk companies and amortization of financing fees, net of tax	0.02

Adjusted fully taxed, fully diluted earnings	$0.37

At June 30, 2007, Coinstar had federal and state cumulative net operating loss carryforwards of approximately $42.8 million and $36.0 million respectively. In addition, there was foreign net operating loss carryforwards of approximately $8.6 million. Although Coinstar recorded $5.2 million in tax expense for the first half of the year, as a result of these net operating loss carryforwards, cash paid for taxes during the six-month period totaled only $1.9 million.

“We’re pleased with our second quarter and year-to-date performance, which again met our expectations. Coin processing, DVD kiosks and e-payment all made significant progress during the period, although our entertainment category continued to face challenges,” Dave Cole, Chief Executive Officer of Coinstar, Inc. stated. “We’re pleased with our ability to balance investment and profitability over the first two quarters of 2007. We’ve seen strong installations and solid same store sales across most of our business lines, and we believe our plans for the entertainment category will lead to improved results. Our 4th Wall strategy remains in demand by retailers and consumers, and our goal is to continue to grow our business lines and retailer relationships as opportunities present themselves.”

Other Information

	Three Months Ended 6/30/2007	Three Months Ended 6/30/2006
Cash paid for capital expenditures (in thousands)	$24,323	$8,447

Installed Base	6/30/2007	6/30/2006

Coin	14,200	13,100
Coin to card, e-payment or e-certificate enabled	8,900	6,700
Crane	29,500	31,000
Bulk heads and other	267,000	267,000
POSA terminals	14,500	19,500

Share Repurchase

During the second quarter, Coinstar did not repurchase shares of common stock. For the remainder of 2007, Coinstar expects to repurchase shares of its stock subject to market and other conditions.

Expectations

Management estimates that revenue for the second half of 2007 will range from $285 million to $305 million. In addition, management estimates that for the second half of 2007 GAAP earnings per fully taxed, fully diluted share will range from $0.33 to $0.49.

Management estimates that revenue for the third quarter ending September 30, 2007, will range from $140 million to $150 million. In addition, management estimates that for the third quarter GAAP earnings per fully taxed, fully diluted share will range from $0.15 to $0.23 with adjusted earnings per fully taxed, fully diluted share ranging from $0.23 to $0.31.

Conference Call

A conference call to discuss second quarter 2007 results will be broadcast live over the Internet today, Thursday, August 2, 2007, at 5:00 p.m. Eastern Time. The Webcast will be hosted at the About Us—Investor Relations section of Coinstar’s Web site at www.coinstar.com.

About Coinstar, Inc.

Coinstar, Inc. (NASDAQ:CSTR) is a multi-national company offering a range of 4th Wall™ solutions for the retailers’ front of store consisting of self-service coin counting, electronic payment solutions, entertainment services, money transfer and self-service DVD rental. The company’s products and services can be found at more than 60,000 retail locations including supermarkets, drug stores, mass merchants, financial institutions, convenience stores and restaurants.

# # #

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "estimate," "expect," "intend," "anticipate," "goals," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Coinstar, Inc.’s anticipated growth and future operating results. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.'s control. Such risks and uncertainties include, but are not limited to, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers, payment of increased service fees to retailers, the ability to attract new retailers, penetrate new markets and distribution channels, cross-sell our products and services and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review "Risk Factors" described in Item 1A of Part I of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.'s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.

Appendix A

(in thousands unless otherwise noted)

Non GAAP measures

Non GAAP measures are provided as a complement to results provided in accordance with United States generally accepted accounting principles (“GAAP”). Non GAAP measures are not a substitute for measures computed in accordance with GAAP. Definitions of such non GAAP measurements are provided below. These definitions are provided to allow the reader to reconcile non GAAP data to that presented in accordance with GAAP. Our non GAAP measures may be different from the presentation of financial information by other companies.

EBITDA represents earnings before net interest expense, income taxes, depreciation, amortization and certain other non-cash charges including stock based compensation expense. Stock based compensation expense was not included in the EBITDA reconciliation table in prior periods. Including stock based compensation expense, EBITDA for the three and six months ended 6/30/06 was $27,152 and $53,623, respectively. We believe EBITDA is an important non GAAP measure as it provides useful information regarding our ability to service, incur or pay down indebtedness and for purposes of calculating certain debt covenants. In addition, management uses such non GAAP measures internally to evaluate performance and manage operations. See below for reconciliation of most comparable GAAP measurements to EBITDA.

	Three Months Ended 6/30/2007	Six Months Ended 6/30/2007
in thousands
Net income	$3,348	$5,904
Depreciation, amortization and other	16,366	32,573
Interest expense, net	3,933	7,712
Income taxes	2,656	5,222
Stock based compensation	1,595	3,279

EBITDA	$27,898	$54,690

Free cash flow: we believe free cash flow is an important non GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness and repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. Free cash flow may be reconciled from net cash provided by operating activities, the most directly comparable GAAP measure, as follows:

in thousands	Three Months Ended 6/30/2007	Six Months Ended 6/30/2007
Net cash provided by operating activities	$40,124	$27,495
Changes in operating assets and liabilities	(16,778)	17,554
Cash paid for capital expenditures	(24,323)	(42,449)

FREE CASH FLOW	$(977)	$2,600

Adjusted earnings per share: we believe the adjusted earnings per share are an important non GAAP measure as it provides useful information about our results from operations excluding certain non-cash charges. We believe this measure provides an important comparison to prior period earnings and is representative of our operating results.

Coinstar, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Six Month Periods Ended June 30		Three Month Periods Ended June 30
	2007	2006	2007	2006
REVENUE	$269,692	$256,359	$137,356	$130,327
EXPENSES:
Direct operating	184,209	175,353	92,570	87,654
Marketing	4,240	4,313	2,614	3,389
Research and development	2,686	2,634	1,345	1,393
General and administrative	25,651	23,960	13,404	12,594
Depreciation and other	29,017	26,154	14,549	13,295
Amortization of intangible assets	3,556	2,837	1,817	1,510

Income from operations	20,333	21,108	11,057	10,492
OTHER INCOME (EXPENSE):
Interest income and other, net	248	891	173	420
Interest expense	(8,099)	(7,718)	(4,125)	(3,986)
(Loss) income from equity investments	(1,356)	495	(1,101)	304
Early retirement of debt	—	(238)	—	—

Income before income taxes	11,126	14,538	6,004	7,230
Income taxes	(5,222)	(6,240)	(2,656)	(3,111)

NET INCOME	$5,904	$8,298	$3,348	$4,119

NET INCOME PER SHARE:
Basic	$0.21	$0.30	$0.12	$0.15
Diluted	$0.21	$0.30	$0.12	$0.15
WEIGHTED SHARES OUTSTANDING:
Basic	27,772	27,735	27,766	27,754
Diluted	28,301	28,011	28,314	28,034

Coinstar, Inc.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2007	December 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,633	$24,726
Cash in machine or in transit	65,635	63,740
Cash being processed	86,247	89,698
Trade accounts receivable, net of allowance for doubtful accounts of $1,225 and $1,050 at June 30, 2007 and December 31, 2006, respectively	21,846	21,339
Inventory	37,609	39,334
Deferred income taxes	20,031	17,775
Prepaid expenses and other current assets	13,791	13,371

Total current assets	250,792	269,983
PROPERTY AND EQUIPMENT, NET	179,943	160,962
DEFERRED INCOME TAXES	1,394	34
OTHER ASSETS	13,786	3,807
EQUITY INVESTMENTS	30,555	31,259
INTANGIBLE ASSETS, NET	41,658	43,121
GOODWILL	210,582	208,917

TOTAL ASSETS	$728,710	$718,083

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$50,257	$57,536
Accrued liabilities payable to retailers	90,244	95,737
Other accrued liabilities	35,457	35,693
Current portion of long-term debt and capital lease obligations	15,116	7,883

Total current liabilities	191,074	196,849
LONG-TERM DEBT, CAPITAL LEASE OBLIGATIONS AND OTHER	193,168	192,381
DEFERRED TAX LIABILITY	13,127	7,488

TOTAL LIABILITIES	397,369	396,718

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value—Authorized, 5,000,000 shares; no shares issued and outstanding at June 30, 2007 and December 31, 2006	—	—
Common stock, $0.001 par value—Authorized, 45,000,000 shares; 29,590,952 and 29,383,150 issued and 27,903,013 and 27,816,011 shares outstanding at June 30, 2007 and December 31, 2006, respectively	349,610	343,229
Retained earnings	11,373	5,469
Treasury stock	(34,301)	(30,806)
Accumulated other comprehensive income	4,659	3,473

Total stockholders’ equity	331,341	321,365

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$728,710	$718,083

COINSTAR, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Month Periods Ended June 30,
	2007	2006
OPERATING ACTIVITIES:
Net income	$5,904	$8,298
Adjustments to reconcile income from operations to net cash provided by operating activities:
Depreciation and other	29,017	26,154
Amortization of intangible assets	3,556	2,837
Amortization of deferred financing fees	375	381
Loss on early retirement of debt	—	238
Non-cash stock-based compensation	3,279	2,912
Excess tax benefit from exercise of stock options	(1,754)	—
Deferred income taxes	4,032	4,702
Loss (income) from equity investments	750	(495)
Return on equity investments	—	720
Other	(110)	(83)
Cash provided (used) by changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	(117)	(2,082)
Inventory	1,726	(4,976)
Prepaid expenses and other current assets	(2,467)	2,218
Other assets	(2,108)	45
Accounts payable	(7,283)	6,858
Accrued liabilities payable to retailers	(6,014)	(5,997)
Accrued liabilities	(1,291)	642

Net cash (used) provided by operating activities	27,495	42,372
INVESTING ACTIVITIES:
Purchase of property and equipment	(42,449)	(15,864)
Acquisitions, net of cash acquired	(81)	(27,747)
Loan to equity investee	(10,000)	—
Proceeds from sale of fixed assets	399	52

Net cash used by investing activities	(52,131)	(43,559)
FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations	(4,744)	(20,291)
Additional borrowings on credit facility	7,000	—
Excess tax benefit from exercise of stock options	1,754	—
Repurchase of common stock	(3,495)	(5,203)
Proceeds from exercise of stock options	2,743	1,006

Net cash used by financing activities	3,258	(24,488)
Effect of exchange rate changes on cash	729	1,422
NET DECREASE IN CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED	(20,649)	(24,253)
CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED:
Beginning of period	178,164	175,267

End of period	$157,515	$151,014

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$7,766	$7,311
Cash paid during the period for taxes	1,868	1,022
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Purchase of vehicles financed by capital lease obligations	$4,105	$11,573
Accrued acquisition costs	$71	$1,170